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The Ultimate Software Group, Inc.                                   Exhibit 99.1
2000 Ultimate Way
Weston, Florida 33326

FOR IMMEDIATE RELEASE

              Ultimate Software Reports Second Quarter 2002 Results

Weston, FL, July 24, 2002 - The Ultimate Software Group, Inc. (Nasdaq: ULTI), a leading provider of Web-based payroll and workforce management solutions, today announced financial results for its second quarter of 2002.

         For the second quarter of 2002, license revenues were comparable on a year-over-year basis, $4.3 million for the second quarter 2002 versus $4.5 million for the corresponding period of 2001, and significantly higher compared to $1.4 million for the first quarter of 2002. Total revenues for the quarter were $13.2 million, compared with $15.0 million for the same period of 2001, and up compared with $11.0 million for the first quarter of this year. Recurring revenues were $4.0 million for the second quarter of 2002, compared with both $3.6 million for the same period last year and $3.9 million for the first quarter of 2002. Service revenues were $4.9 million for the second quarter of 2002 versus $6.9 million for the same period of 2001 and $5.6 million for the first quarter of 2002. Net loss and net loss per share were $3.8 million and $0.24, respectively, as compared to a net loss and net loss per share of $0.5 million and $0.03, respectively, for the same period last year and $5.7 million and $0.36, respectively, for the first quarter of 2002. During the second quarter of last year, the Company capitalized $2.1 million in costs, principally software development personnel costs, associated with the development of certain major products.

         "The momentum we saw building in April continued throughout the second quarter. We finished the quarter with a record 88 units, and, as of this date, the momentum has continued into the third quarter," said Scott Scherr, CEO, president and founder of Ultimate Software.

         "We're also pleased with market response to our new version of Intersourcing, a `Service Hosting' model that aligns with our objective to transform our business into one that generates a higher percentage of recurring revenue," added Scherr. "Eight of our new customers have elected to have Ultimate Software host UltiPro for them through our Intersourcing services."

         During the second quarter of 2002, the Company raised $2.0 million of strategic capital through the private sale of 500,000 shares of the Company's common stock, par value $0.01 ("Common Stock") and a warrant to purchase 50,000 shares of Common Stock at $4 per share to a shareholder of the Company. During July 2002, the Company raised an additional $0.5 million of strategic capital through the private sale of 125,000 shares of the Company's Common Stock and a warrant to purchase 12,500 shares of Common Stock at $4 per share to two shareholders of the Company. The Company believes the capital raised will benefit its strategic business model which focuses on recurring revenue. As the revenue mix shifts from license revenue to recurring revenue, particularly through the Intersourcing offering, and cash inflow consequently shifts from relatively large, one-time upfront payments to recurring monthly payments, the Company may seek to raise additional funds through the sale of additional shares of Common Stock or other securities.

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         Ultimate Software's financial results teleconference call will be audiocast live at 5:00 pm Eastern Time today via World Investor Link at http://www.vcall.com/EventPage.asp?ID=81870 and available for replay at the same address beginning at 9:00 p.m. Eastern Time today.

Forward-Looking Statement

         Certain statements in this press release are forward-looking statements within the meaning thereof under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are made only as of the date hereof. These statements involve known and unknown risks and uncertainties that may cause the Company's actual results to differ materially from those stated or implied by such forward-looking statements, including risks and uncertainties associated with fluctuations in the Company's quarterly operating results, concentration of the Company's product offerings, development risks involved with new products and technologies, competition and other factors disclosed in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                             About Ultimate Software

         Headquartered in Weston, Florida, Ultimate Software is a leading provider of Web-based payroll and workforce management solutions, and its mission is to become the premier infrastructure provider of Internet payroll and workforce management. The Company markets award-winning UltiPro solutions to businesses that want in-house control of their applications and offers Intersourcing, a hosted UltiPro solution, to businesses that prefer an outsourced, services approach without sacrificing control. UltiPro customers can empower their entire workforce - executives, managers, administrators and employees - and centralize collaborative information sharing through UltiPro's Web portal. Ultimate Software employs 415 professionals and its customers include The Arizona Diamondbacks/Phoenix Suns, Benihana Restaurants, The Container Store, Elizabeth Arden, Omni Hotels, Ruth's Chris Steak House and Trammell Crow Residential. More information on Ultimate Software's award-winning products and services can be found at www.ultimatesoftware.com.

UltiPro and Intersourcing are registered trademarks of The Ultimate Software Group, Inc. All other trademarks referenced are the property of their respective owners.

Contact:
Mitchell K. Dauerman
Chief Financial Officer and Investor Relations
Phone: 954-331-7369
Email: IR@ultimatesoftware.com

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                THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARY
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)

                                        For the Three Months  For the Six Months
                                           Ended June 30,       Ended June 30,
                                        --------------------  ------------------
                                           2002      2001      2002       2001
                                           ----      ----      ----       ----

Revenues, net:
     License                            $  4,299  $  4,450   $  5,694  $  9,777
     Recurring                             4,030     3,626      7,964     6,767
     Service                               4,916     6,936     10,542    14,859
                                        --------  --------   --------  --------
         Total revenues, net              13,245    15,012     24,200    31,403
                                        --------  --------   --------  --------
Cost of revenues:
     License                                 383       326        523       638
     Recurring                             1,964     1,380      3,915     2,769
     Service                               4,295     4,850      8,852     9,872
                                        --------  --------   --------  --------
         Total cost of revenues            6,642     6,556     13,290    13,279
                                        --------  --------   --------  --------

Operating expenses:
     Sales and marketing                   4,335     4,879      9,035     9,506
     Research and development              4,497     2,331      8,666     6,597
     General and administrative            1,567     1,848      2,696     3,233
                                        --------  --------   --------  --------
         Total operating expenses         10,399     9,058     20,397    19,336
                                        --------  --------   --------  --------
         Operating loss                   (3,796)     (602)    (9,487)   (1,212)
Interest expense                             (79)      (42)      (151)      (92)
Interest and other income                     49       136         89       256
                                        --------  --------   --------  --------
     Net loss                           $ (3,826) $   (508)  $ (9,549) $ (1,048)
                                        ========  ========   ========  ========

Net loss per share - basic and diluted  $  (0.24) $  (0.03)  $  (0.60) $  (0.07)
                                        ========  ========   ========  ========

Weighted average shares outstanding:
     Basic and diluted                    15,907    15,938     15,896    15,978
                                        ========  ========   ========  ========

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                THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARY
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                    (Dollars in thousands, except share data)

                                                                        As of            As of
                                                                       June 30,       December 31,
                                                                         2002             2001
                                                                     -------------   -------------
                                    ASSETS

Current assets:
     Cash and cash equivalents                                           $  8,819        $  8,464
     Accounts receivable, net                                              10,928          14,006
     Prepaid expenses and other current assets                                936             836
                                                                     -------------   -------------
         Total current assets                                              20,683          23,306

Property and equipment, net                                                 6,852           5,786
Capitalized software, net                                                   3,634           4,545
Other assets                                                                  514             614
                                                                     -------------   -------------
         Total assets                                                    $ 31,683        $ 34,251
                                                                     =============   =============
                               LIABILITIES AND
                        STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
     Accounts payable                                                    $  1,811        $  1,901
     Accrued expenses                                                       3,780           5,548
     Deferred revenue                                                      16,271          12,162
     Current portion of capital lease obligations                           1,246           1,589
     Current portion of long term debt                                        203               -
                                                                     -------------   -------------
         Total current liabilities                                         23,311          21,200

Deferred revenue                                                           10,446           8,053
Capital lease obligations, net of current portion                             639             408
Long term debt, net of current portion                                        384               -
                                                                     -------------   -------------
         Total liabilities                                                 34,780          29,661
                                                                     -------------   -------------

Stockholders' equity (deficit):
     Preferred Stock, $.01 par value                                            -               -
     Series A Junior Participating Preferred Stock, $.01 par value              -               -
     Common Stock, $.01 par value                                             166             161
     Additional paid-in capital                                            67,856          65,808
     Accumulated deficit                                                  (70,065)        (60,516)
                                                                     -------------   -------------
                                                                           (2,043)          5,453
     Treasury Stock, at cost                                               (1,054)           (863)
                                                                     -------------   -------------
         Total stockholders' equity (deficit)                              (3,097)          4,590
                                                                     -------------   -------------
         Total liabilities and stockholders' equity (deficit)            $ 31,683        $ 34,251
                                                                     =============   =============

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